UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 3, 2008

SUNRISE SENIOR LIVING, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-16499 (Commission File Number)	54-1746596 (I.R.S. Employer Identification No.)

7902 Westpark Drive
McLean, Virginia 22102
(Address of principal executive offices) (Zip Code)

(703) 273-7500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On March 3, 2008, Sunrise Senior Living, Inc. (the “Company”) announced preliminary selected financial and operating data for the quarter ended December 31, 2007. The Company also provided updates on its cash and debt, the accounting restatement, anticipated pre-tax charges and impairments and other matters. A copy of the Company’s press release, dated March 3, 2008, is attached as Exhibit 99.1 to this Form 8-K (the “March 3, 2008 Press Release”). The information contained in the March 3, 2008 Press Release regarding the preliminary selected financial and operating data for the quarter ended December 31, 2007, cash and debt, the accounting restatement and anticipated pre-tax charges and impairments is incorporated in this Item 2.02 from the press release by reference.

Item 8.01. Other Events.

The information contained in the March 3, 2008 Press Release regarding the planned filing by the Company of its 2006 Form 10-K by March 17, 2008, the delay in filing its 2007 Form 10-K and the update on certain legal proceedings is incorporated in this Item 8.01 from the press release by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibits.

Exhibit No.	Description

99.1	March 3, 2008 Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNRISE SENIOR LIVING, INC. (Registrant)

Date: March 3, 2008	By:	/s/ Richard J. Nadeau
Richard J. Nadeau
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	March 3, 2008 Press Release